                                                                  EXHIBIT 10.23


                             VISION PUBLISHING INC.
                            7500 N. CYPRESSHEAD DRIVE
                             PARKLAND, FLORIDA 33067



September 26, 2000

ATTENTION: Mr. Michael Horsey

Dear Mr. Horsey:

RE: INVESTOR RELATIONS AGREEMENT

This is to confirm in writing the Agreement between Vision Publishing Inc. ("Vision)") and Delta Capital Technologies, Inc. (the "Company") pursuant to which the Company will engage Vision on the term contained herein to furnish investor relations services to the Company.

1.      ENGAGEMENT

        The Company hereby engages Vision to provide investor relations services to the Company including but not limited to, the following:

        (a) contacting persons registered to trade in securities pursuant to the provisions of the Securities Act or of the securities legislation of the jurisdiction where such persons reside or conduct business and informing them of the particulars of the development of the Company's business and the potential of the Company's shares as an investment;

        (b) acting in a liaison capacity between the directors and senior officers of the Company, the persons referred to in subsection 1.1(a) and the shareholders of the Company;

        (c) circulating to the persons referred to in subsection 1.1(a) such of the quarterly reports and other documents referred to in subsection 1.1(b) as may be reasonably requested by such persons; and

        (d) such other services as may be agreed upon by the Company's board of directors and Vision.

2.      TERM AND FEE

        The term of this Agreement will be one (1) year, commencing November 21, 2000 and ending on November 20, 2001. In consideration of the services to be rendered by Vision hereunder, the Company agrees to issue to Vision 400,000 restricted shares of the Company's common stock (the "Shares"). The number of shares shall be adjustable for stock splits, recapitalizations and mergers or acquisitions of the Company, and be subject to customary anti-dilution protections.

3.      APPROVALS AND FILINGS

        The Company agrees to provide to Vision, from time to time and as soon as is available, financial statements, press releases, material change reports, quarterly reports and filing statements of the Company.

        Vision represents and warrants to, and covenants with, the Company, as follows;

        (a) Vision has the ability, experience and skills necessary to carry out its obligations under this Agreement;

        (b) Vision shall comply with all applicable securities laws and regulations of the US Securities & Exchange Commission and federal laws applicable therein, and all applicable securities laws and regulations of the states of the United States of America and federal laws applicable therein.

        (c) Vision shall act at all times in the best interests of the Company.

4.      TERMINATION

        The Company may terminate its obligations under this Agreement prior to expiry of the term hereof in the following manner:

        (a) upon, not less than thirty (30) days notice in writing to Vision, effective upon the last day of the month in which the 30th day arises: and

        (b) immediately and without notice, in the event of change of control of the Company.

5.      ASSIGNMENT

        Vision shall not transfer over or assign to any other person, firm or corporation its rights or obligations under this Agreement.

6.      ENTIRE AGREEMENT

        This Agreement constitutes the entire Agreement between the parties hereto and supersedes all prior agreements, discussions and understandings, whether oral or written.

7.      ARBITRATION

        All disputes arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration under the rules of the US International Commercial Arbitration Centre. The arbitration shall be administered by the US International Commercial Arbitration Centre in accordance with its "Procedures of Cases under their Rules."

8.      NOTICES

        Any notice or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered mail or sent by e-mail, addressed as follows:

        In the case of the Company:             In the case of Vision:

        Delta Capital Technologies, Inc.        Vision Publishing Inc.
        1400, 1166 Atberni Street               7500 N. Cypresshead Drive
        Vancouver, BC V6E 323                   Parkland, Florida 33067

        Attention: Michael Horsey               Attention: Sharlene Hammett

        mhorsey@deltacap.com                    PHANTOMTRD@aol.com
        -------------------------------         -------------------------------

9.      ACCESSORS AND ASSIGNS

        All rights and obligations of the parties hereunder Shall be binding on their heirs, executors, administrators, successors and assigns.

If the above sets forth your understanding of our Agreement, kindly execute this letter where indicated below and return one copy to us.

Yours very truly,

DELTA CAPITAL TECHNOLOGIES, INC.

Michael Horsey
Chairman

ACCEPTED AND AGREED to this 26th day of September, 2000


/S/ SHARLENE HAMMETT

SHARLENE HAMMETT
-------------------------------------
VISION PUBLISHING INC.